BUSH|ROSS
                                                |ATTORNEYS AT LAW

                                                220 South Franklin Street
                                                Tampa, Florida 33602-5330
                                                (813) 224-9255[Phone]
                                                (813) 223-9620 [Fax]
                                                www.bushross.com

JOHN N. GIORDANO                                Mailing Address:
jgiordano@bushross.com                          Post Office Box 3913
(813) 204-6403 [Direct Line]                    Tampa, Florida 33601-3913


                                February 27, 2006

Medical Media Television, Inc.
8406 Benjamin Road, Suite C
Tampa, Florida 33534

Ladies and Gentlemen:

         We have acted as counsel to Medical Media Television, Inc., a Florida corporation (the "Company"), in connection with its filing of a registration statement on Form SB-2 (Registration No. 333-131748) (the "Registration Statement") covering 60,202,003 shares of common stock, par value $.0005 per share (the "Shares"), to be sold by selling security holders (the "Selling Security Holders"), which amount includes: (i) 19,415,626 shares of common stock presently held by AFMN, Inc. that the Company has contractually agreed to register (the "AFMN Shares"); (ii) 186,195 shares of common stock presently held by Selling Security Holders that the Company has agreed to register (the "Other Common Shares"); (iii) 700,852 shares of common stock that are issuable upon conversion of the Company's outstanding Series A Zero Coupon Preferred Stock (the "Series A Preferred Stock"); (iv) 15,393,137 shares of common stock that are issuable upon conversion of the Company's outstanding Series B Zero Coupon Preferred Stock (the "Series B Preferred Stock"); (v) 1,000,000 shares of common stock that are issuable upon conversion of the Company's outstanding Series C Zero Coupon Preferred Stock (the "Series C Preferred Stock"); (vi) 9,721,655 shares of common stock that are issuable upon conversion of the Company's outstanding promissory notes and convertible debentures (the "Convertible Notes and Debentures"); and (vii) up to 13,784,538 shares of common stock that are issuable upon the exercise of common share purchase warrants and options (the "Warrants and Options").

         The opinion expressed below is rendered pursuant to Item 27 of Form SB-2 and Item 601(b)(5) of Regulation S-B, and has been prepared in accordance with the Report on Standards for Opinions of Florida Legal Counsel for Business and Real Estate Transactions, dated September 1998, issued by the Business Law Section of The Florida Bar (the "Report"). In rendering this opinion, we have made no assumptions other than those expressly set forth herein and those set forth in Section II.K. of the Report, which assumptions are hereby incorporated herein by reference, and have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following documents: (1) the Registration Statement; (2) the Company's Articles of Incorporation, as amended; (3) Certificate of Designations of the Rights, Preferences and Privileges of the Series A Zero Coupon Preferred Stock filed with the Florida Secretary of State on July 14, 2005; (4) Certificate of Designations of the Rights, Preferences and Privileges of the Series B Zero Coupon Preferred Stock filed with the Florida Secretary of State on July 14, 2005; (5) Certificate of Designations of the Rights, Preferences and Privileges of the Series C Zero Coupon Preferred Stock filed with the Florida Secretary of State on December 22, 2005; (6) the Company's By-laws; (7) Certificate of Good Standing for the Company, certified by the Office of the Secretary of State of the State of Florida dated February 24, 2006; (8) a Statement of Facts and Representations, dated February 24, 2006, executed by the Chief Executive Officer of the Company; and (9) minutes of meetings and actions by written consent of the Company's Board of Directors (and committees thereof), which, among other matters, authorize and approve the issuance of, and reserve for issuance the number of shares of common stock issuable upon conversion or exercise of, the AFMN Shares, Other Common Shares, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Convertible Notes and Debentures, and Warrants and Options.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and such additional examination as we consider relevant to this opinion, and have assumed the current adequacy and completeness of the information obtained from the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

                                                           BUSH|ROSS
                                                               |ATTORNEYS AT LAW

Medical Media Television, Inc.
February 27, 2006
Page 2

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal competence or capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document entered into by the Selling Security Holders and the due authorization, execution and delivery of all documents by the Selling Security Holders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares that are issued have been or will be properly signed by properly authorized officers of the Company or its agents.

         We are admitted to practice law in the state of Florida, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of Florida.

         In rendering any opinion that the Shares are "fully paid," we have assumed that the Company has received full consideration for the issuance of such Shares, and we have relied solely, without independent investigation, upon the representation of the Company to that effect.

         In rendering any opinion that the Shares are "validly issued," we have assumed that the Company will not issue common stock in the future that would cause the issuance of shares upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Convertible Notes and Debentures, or upon exercise of the Warrants and Options, to exceed the number of shares of common stock that are then authorized for issuance under the Company's Articles of Incorporation, as amended.

         Based upon the foregoing, it is our opinion that the Shares that may be sold by the Selling Security Holders pursuant to the Registration Statement are or will be, when issued upon conversion or upon exercise, as applicable, validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof, and any amendments thereto. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the fact that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinions expressed herein. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and may not be relied upon for any other purpose. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                             Very truly yours,

                             BUSH ROSS, P.A.

                             /s/ John N. Giordano
                             --------------------------------------
                             By: John N. Giordano, as authorized representative